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                                                                  EXHIBIT 4A(iv)

                                                                      APPENDIX A

                        7 1/4% NOTES DUE OCTOBER 1, 2004

                          SECURITIES RESOLUTION NO. 6
                                       OF
                        CONSOLIDATED NATURAL GAS COMPANY

     The actions described below are taken by the Board (as such term is defined in the Indenture referred to below) of CONSOLIDATED NATURAL GAS COMPANY (the "Company") pursuant to resolutions adopted as of December 10, 1996, December 9, 1997, and September 14, 1999 and Section 2.01 of the Indenture dated as of April 1, 1995 (the "Indenture"), between the Company and United States Trust Company of New York, as trustee (the Trustee). Terms used herein and not defined have the same meaning as in the Indenture.

     RESOLVED, that the new series of Securities is authorized as follows:

     1. The title of the series is 7 1/4% Notes Due October 1, 2004 ("7 1/4% Notes").

     2. The form of the 7 1/4% Notes shall be substantially in the form of
        Exhibit 1 hereto.

     3. The 7 1/4% Notes shall have the terms set forth in Exhibit 1.

     4. The 7 1/4% Notes shall have such other terms as are set forth in
        Exhibit 2 hereto.

     5. The 7 1/4% Notes shall be sold to the underwriters named in the Prospectus Supplement dated September 21, 1999 on the following terms:

                         Price to Public: 99.77%
                         Underwriting Discount: 0.6%

     This Securities Resolution shall be effective as of September 21, 1999.

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                                                                       EXHIBIT 1
                                                               CUSIP 209615 BU 6

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No. S-                                                                $

                        CONSOLIDATED NATURAL GAS COMPANY
                        7 1/4% Notes Due October 1, 2004

CONSOLIDATED NATURAL GAS COMPANY
promises to pay to Cede & Co.

or registered assigns
the principal sum of          Dollars on
October 1, 2004

Interest Payment Dates: April 1 and October 1
     Record Dates: March 15 and September 15

                                             Dated: September 24, 1999

UNITED STATES TRUST                     CONSOLIDATED NATURAL GAS
  COMPANY OF NEW YORK                     COMPANY
Transfer Agent and Paying
Agent
                                        By:____________________________________

                                        By:____________________________________

This is the one of the Global
Notes referred to in the within-
mentioned Indenture:
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UNITED STATES TRUST COMPANY        (CORPORATE SEAL)
  OF NEW YORK                      Attest:
Trustee, by

___________________________        _______________________________
Authorized Signature               Assistant Secretary

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                        CONSOLIDATED NATURAL GAS COMPANY
                        7 1/4% Notes Due October 1, 2004

1.   INTEREST.
          Consolidated Natural Gas Company (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on April 1 and October 1 of each year commencing April 1, 2000. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 24, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   METHOD OF PAYMENT.

          The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

3.   SECURITIES AGENTS.

          Initially, United States Trust Company of New York, 770 Broadway,
          New York, New York 10003, will act as Paying Agent, Transfer Agent and Registrar. The Company may change any Paying Agent, Transfer Agent or Registrar without notice. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

4.   INDENTURE.

          The Company issued $400,000,000 principal amount of the Securities of this series (the "Securities") under an Indenture dated as of April 1, 1995 ("Indenture") between the Company and United States Trust Company of New York ("Trustee") of which this security is a part. The
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          terms of the Securities include those stated in the Indenture and in the Securities Resolution creating the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb). Securityholders are referred to the Indenture, the Securities Resolution and the Act for a statement of such terms.

5.   REDEMPTION.

          The Securities will not be redeemable at the option of the Company prior to maturity.

6.   DENOMINATIONS, TRANSFER, EXCHANGE.

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture.

7.   PERSONS DEEMED OWNERS.

          The registered holder of a Security may be treated as its owner for all purposes.

8.   AMENDMENTS AND WAIVERS.

          Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the Securities of all series affected by the amendment. Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

          Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

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                                      -3-

9.   RESTRICTIVE COVENANTS.

          The Securities are unsecured general obligations of the Company limited to $400,000,000 principal amount. The Indenture does not limit other unsecured debt. It does limit certain mortgages and sale-leaseback transactions if the property or asset mortgaged or leased is used for, or related to, the transmission, distribution, exploration or production of natural gas. The limitations are subject to a number of important qualifications and exceptions.

10.  SUCCESSORS.

          When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

11.  DEFEASANCE PRIOR TO MATURITY.

          Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

12.  DEFAULTS AND REMEDIES.

          An Event of Default includes: default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare the principal of all the Securities to be due and payable immediately.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.
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                                      -4-

          The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

13.  TRUSTEE DEALINGS WITH COMPANY.

          United States Trust Company of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as if it were not Trustee.

14.  NO RECOURSE AGAINST OTHERS.

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.  AUTHENTICATION.

          This Security shall not be valid until authenticated by a manual signature of the Trustee.

16.  ABBREVIATIONS.

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE AND THE SECURITIES RESOLUTION, WHICH CONTAINS THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO: SECRETARY, CONSOLIDATED NATURAL GAS COMPANY, CNG TOWER, 625 LIBERTY AVENUE, PITTSBURGH, PENNSYLVANIA 15222-3199.

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                                                                       EXHIBIT 2

                                  7 1/4% Notes

                               Supplemental Terms

          In addition to the terms set forth in Exhibit 1 to Securities Resolution No. 6, the 7 1/4% Notes shall have the following terms:

          Section 1. Definitions. Capitalized terms used and not defined herein shall have the meaning given such terms in the Indenture. The following is an additional definition applicable to the 7 1/4% Notes:

     "Depositary" means, with respect to the 7 1/4% Notes issued as a global Security, The Depository Trust Company, New York, New York, or any successor thereto registered under the Securities Exchange Act of 1934 or other applicable statute or regulation.

          Section 2.     Securities Issuable as Global
                         Securities.
                         ____________________________________

          (a) The 7 1/4% Notes shall be issued in the form of one or more permanent global Securities and shall, except as otherwise provided in this
Section 2, be registered only in the name of the Depositary or its nominee. Each global Security shall bear a legend substantially to the following effect:

     "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

          (b) If at any time (i) the Depositary with respect to the 7 1/4% Notes notifies the Company that it is unwilling or unable to continue as Depositary for such global Security or (ii) the Depositary for the 7 1/4% Notes shall no longer be eligible or


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                                      -2-

in good standing under the Securities Exchange Act of 1934 or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such global Security. If a successor Depositary for such global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Transfer Agent shall register the exchange of such global Security for an equal principal amount of Registered Securities in the manner provided in Section 2.07 of the Indenture.

          (c) The Transfer Agent shall register the transfer or exchange of a global Security for Registered Securities pursuant to Section 2.07 of the Indenture if (i) a Default or Event of Default shall have occurred and be continuing with respect to the 7 1/4% Notes or (ii) the Company determines that the 7 1/4% Notes shall no longer be represented by global Securities.

          (d)  In any exchange provided for in the preceding paragraphs (b) or
(c), the Company will execute and the Registrar will authenticate and deliver Registered Securities. Registered Securities issued in exchange for a global Security shall be in such names and denominations as the Depositary for such global Security shall instruct the Registrar. The Registrar shall deliver such Registered Securities to the persons in whose names such Securities are so registered.